Exhibit 10.3
                                  ------------


                 SEVERANCE AGREEMENT AND MUTUAL GENERAL RELEASE

         This Severance Agreement and Mutual General Release (hereinafter "Agreement") is entered into as of the 12th day of September, 2002, by and between William C. Gibbs ("Gibbs"), C5 Technologies, Inc., a Nevada corporation, and ePenzio, Inc., a Utah corporation (collectively, "C5"), and who shall collectively be referred to as the "Parties", and individually as a "Party."

                                    RECITALS
                                    --------

         WHEREAS, effective June 1, 2001, Network Investor Communications, Inc. (which later had its name changed to C5) and Gibbs entered in an employment agreement, as amended, (the "Employment Agreement");

         WHEREAS, the Parties mutually agree that it is in their respective best interests to bring the employment relationship between Gibbs and C5 to a conclusion and resolve any disputes between them; and

         WHEREAS, the Parties desire to resolve, settle and compromise any and all claims between the Parties.

                                    COVENANTS
                                    ---------

         NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties covenant and agree as follows:

         1. Termination of Employment. Effective August 31, 2002, the Parties mutually agree that Gibbs' employment with C5 ceased. Furthermore, upon the execution of this Agreement, Gibbs shall deliver to Snell & Wilmer, LLP, counsel for C5, a written resignation from his positions as Chairman of the Board of Directors and Chief Executive Officer of C5 and as an officer or director of C5 and any of C5's subsidiaries, in the form attached hereto as Exhibit A, with such resignation to be immediately effective.

         2. Severance Compensation. C5 shall provide the following to Gibbs as severance compensation:

              (a) pay Gibbs the additional sum of $167,500 as follows: (i) $10,000 upon execution of this agreement, (ii) $10,000 on 9/20/02 and
         (iii) then seven regular and successive monthly payments of $21,071.43 each payable on the 15th of each month starting on October 15, 2002. These payments shall be paid, less applicable tax withholdings, as severance pay and as consideration for C5 entering into this Agreement.

              (b) pay monthly on the 20th of each month all other benefits to which Gibbs is entitled pursuant to ss. 6(d) of his Employment Agreement through April 30, 2003, including, but not limited to the car allowance in the amount of $800 per month, car insurance as currently being provided and the other benefits specified in ss. 6(d) of the Employment Agreement. Upon execution of this Agreement, C5 shall deliver to Gibbs a check in the amount of $5,142 as reimbursement for his car allowance, and car and life insurance through August 31, 2002.

              (c) in the event that C5 fails to timely pay any amounts owing pursuant to this Section 2, all amounts owing under this Agreement shall be accelerated, and shall be immediately due and payable, without further notice, except that with regard to an initial failure (one) to timely pay, C5 shall be allowed a fifteen day grace period without acceleration of all amounts owing.

         3. Health Insurance. C5 agrees to provide through April 30, 2003, a continuation of Gibbs' health insurance, as currently in place, and provide to him thereafter the availability of COBRA continuation coverage at his expense.

         4. Full Vesting of Options.
            ------------------------

              (a) C5 and Gibbs agree that as of the date hereof, options to purchase all of Gibbs initial 200,000 share option grant have fully vested, and that options to purchase all of Gibbs' 500,000 share option have fully vested. The strike price for both of these options is $0.25 per share. As of the date hereof, Gibbs has not been granted any other options.

              (b) Gibbs and C5 agree that except as set forth in Section 4 (a) above, Gibbs does not own any additional options, nor is he entitled to receive any additional shares from C5. All options which have vested as set forth in Section 4 (a) above, shall be exercisable in accordance with the terms set forth in the relevant option agreement(s) and grant(s).

              (c) In connection with the anticipated transaction with MindArrow Systems, Inc. ("MindArrow") transaction, it is anticipated that executives of C5 will be required to sign a lock-up agreement. Gibbs agrees that, subject to Gibbs being free to sell shares within the volume limitations found in Rule 144, and provided that a merger or similar agreement is executed by C5 with MindArrow within 30 days of the date hereof, Gibbs will execute a lock-up agreement for the shorter of 6 months from the date hereof, or the same duration as other C5 executives.

         5. Cooperation to be Provided by Gibbs. Gibbs agrees that, in the event that he is asked by the Chief Executive Officer of either C5 or MindArrow, or any of their successor entities, he will (i) answer questions and provide limited assistance with respect to matters he was involved with while employed by C5, and (ii) cooperate fully to complete the anticipated merger transaction with MindArrow. In the event of any such request(s), C5 shall reimburse Gibbs for any pre-approved out-of-pocket expenses incurred by Gibbs in connection with providing said cooperation or services. In the event investors, customers, lenders, prospective customers, employees or others specifically ask for Gibbs input or opinion regarding C5 and its affiliated or successor entities, Gibbs agrees to provide truthful and positive communications regarding C5, its affiliated or successor entities, its officers, directors, employees and products.

         6. Crescent Advisors Shares. Upon execution of this Agreement, Gibbs shall deliver to Paul Anderson, on behalf of C5, the share certificate representing 900,000 shares of Company stock that had been issued to Crescent Advisors, LLC pursuant to two letter agreements dated February 22, 2001 and May 29, 2001. Gibbs hereby waives any claim or interest that Gibbs may have had in said shares.

         7. Release by Gibbs.
            -----------------

              (a) Except for the exclusions specifically set forth below in subparagraph 7(b), Gibbs hereby irrevocably and unconditionally releases and discharges, for himself and for his heirs, executors, and assigns, any and all claims or causes of action of any nature whatsoever, whether known or unknown, against C5, its subsidiaries, and their present or former employees, agents, officers, directors, trustees, successors, predecessors, and assigns, which Gibbs has or had against any of them as of the date hereof relating in any way to (i) his employment with C5, (ii) the business and affairs of C5 and its subsidiaries, (iii) any transaction involving C5, and (iv) the original acquisition by C5 (Network Investors Communications, Inc.) of ePenzio, Inc. This release includes, without limitation, any claims, demands, or causes of action arising out of, or relating in any manner whatsoever to Title VII of the Civil Rights Act of 1964 and 1991, as amended, the Labor Management Relations Act, the Employee Retirement Income Security Act of 1974 (ERISA), the Fair Labor Standards Act (FLSA), the Utah Anti-Discrimination Act of 1965, as amended, the Older Worker's Benefit Protection Act, Worker's Compensation claims, the Americans with Disabilities Act (ADA), as amended, or any other applicable federal, state, or local statute or regulation, or any common law cause of action, including without limitation, claims for breach of any express or implied contract, the covenant of good faith and fair dealing, tort, wrongful discharge, constructive discharge, personal injury, emotional distress, defamation, fraud, or any claims for attorneys' fees or other costs.

              Gibbs acknowledges that he has no claim under any federal, state or local age discrimination in employment law including, but not necessary limited to, the Age Discrimination in Employment Act (ADEA), the Utah Anti-Discrimination Act (UADA), and WAIVES any claim under the ADEA or UADA for any alleged event or incident occurring up to the time of the execution of this Agreement.

              Gibbs further covenants and agrees that, except for those items expressly set forth herein, upon being paid the amounts provided for in Sections 2 and 3, above, C5 is not further indebted to him in any amount for any reason, including any fringe benefits or other forms of compensation.

              (b) Gibbs expressly reserves and excludes from the Release set forth in paragraph 7(a) the following:

                     (i) any claim or cause of action relating to a breach of this Agreement or the enforcement of any of its terms.

                     (ii) any  claim,  right or cause  of  action  against  Paul
                     Anderson, Brad Crawford, Matthew Greene, and Jade Millington. Gibbs agrees to execute a release of the same scope granted by Gibbs in paragraph 7(a) above in favor of each such named individual concurrently with such a named individual executing a release in favor of Gibbs of the same scope.

              (c) Gibbs represents and warrants that he has not assigned or subrogated any of his rights, claims and causes of action (including any claims referenced in this Agreement) against C5 or authorized any other person or entity to assert such claim or claims on his behalf and he agrees to indemnify and hold harmless C5 against any assignment of said right, claims and/or causes of action.

              (d) Gibbs  acknowledges that he has been given at least twenty-one
         (21) days within which to consider this Agreement before execution (which twenty-one day period he hereby waives) and seven (7) days following the execution of the Agreement to revoke it. This Agreement shall not become effective or enforceable until the foregoing revocation period has elapsed. Gibbs' decision not to revoke this Agreement shall be reflected by signature(s) on Exhibit B, which is incorporated herein and made part hereof.

         8. Release by C5.
            -------------

              (a) Except for any claim or cause of action relating to a breach of this Agreement or enforcement of its terms, C5 hereby irrevocably and unconditionally releases and discharges, for itself and for its subsidiaries, and their successors, predecessors and assigns, from any and all claims or causes of action of any nature whatsoever, whether known or unknown, against Gibbs, his heirs, executors and assigns, which C5 has or had against any of them as of the date hereof, including those relating in any way to (i) his employment with C5, (ii) the business and affairs of C5 and its subsidiaries, (iii) any transaction involving C5 or its subsidiaries, and (iv) the original acquisition by C5 (at that time, Network Investors Communications, Inc.) of ePenzio, Inc. This release includes, without limitation, any claims, demands, or causes of action arising out of, or relating in any manner whatsoever to Title VII of the Civil Rights Act of 1964 and 1991, as amended, the Labor Management Relations Act, the Employee Retirement Income Security Act of 1974 (ERISA), the Fair Labor Standards Act (FLSA), the Utah Anti-Discrimination Act of 1965, as
         amended, the Older Worker's Benefit Protection Act, Worker's Compensation claims, the Americans with Disabilities Act (ADA), as amended, or any other applicable federal, state, or local statute or regulation, or any common law cause of action, including without limitation, claims for breach of any express or implied contract, the covenant of good faith and fair dealing, tort, wrongful discharge, constructive discharge, personal injury, emotional distress, defamation, fraud, or any claims for attorneys' fees or other costs.

              (b) C5 represents and warrants that it has not assigned or subrogated any of its rights, claims and causes of action (including claims referenced in this Agreement) against Gibbs or authorized any other person or entity to assert such claim or claims on its behalf, and C5 agrees to indemnify and hold harmless Gibbs against any assignment of said right, claims and/or causes of action.

              (c) C5 represents and warrants that it has full power and authority, and has been duly authorized to enter into this Agreement and the release contained herein.

         9. Representations.
            ---------------

              (a) Gibbs specifically represents that he has not filed any complaints or charges against C5 with any local, state or federal court or agency, including without limitation, any claims arising out of, or relating in any manner whatsoever to, the employment of Gibbs by C5 and his separation from C5.

              (b) C5 specifically represents that it has not filed any complaints or charges against Gibbs with any local, state or federal court or agency, including, without limitation, any claims arising out of, or relating in any manner whatsoever to Gibbs' employment with C5, any action or inaction by Gibbs while employed by C5, or any action or inaction by Gibbs relating to the acquisition by C5 of ePenzio, Inc.

         10. Mutual Nondisclosure and Confidentiality. The Parties shall mutually agree to a press release announcing Gibbs' resignation from C5. The Parties further agree that unless required by law or compelled or allowed otherwise by court order or subpoena, the terms and conditions of this Agreement, including but not limited to the severance payments referenced in Sections 2 and 3 above, shall remain confidential and will not be disclosed or released to any other person(s) or third parties except for Gibbs' immediate family members and the Parties' attorney(s), advisors and accountant(s) provided that they agree to the same nondisclosure terms and conditions.

         11. Mutual Non-Disparagement. Gibbs shall at all times hereafter refrain from any activity harmful to or making any disparaging or negative statements concerning C5, its affiliates, subsidiaries, officers, boards of directors, employees, successors or assigns, either publicly or privately. C5, its officers and Directors shall at all times hereafter refrain from any activity harmful to or making any disparaging or negative statements concerning Gibbs, either publicly or privately. In the event of inquiry of C5 regarding Mr. Gibbs' employment, it is agreed that all such inquiries shall be referred to either Mr. Edward Mooney or Mr. Shelly Singhal who shall be designated as C5's representatives to handle such inquiries. No other officer, director, or employee shall respond to the inquiry.

         12. Non-Disclosure of Proprietary Information; Assignment of Inventions; Shop Rights; Non-Compete and other Surviving Provisions of Gibbs' Employment Agreement. Gibbs acknowledges that Sections 15, 16, 17, 18, 19 and 20 of his Employment Agreement dated June 1, 2001 survive and remain in full force and effect. These provisions relate to Non-Disclosure of Proprietary Information; Assignment of Inventions; Shop Rights; Non-Compete; Remedies and Jurisdiction; and Attorney's Fees. Gibbs specifically ratifies and agrees to abide by the terms of these provisions and acknowledges their enforceability, and C5 ratifies and agrees that the same provisions are binding upon it and acknowledges their enforceability, except the parties agree that not withstanding any provision of Gibbs' employment agreement with C5 to the contrary, Gibbs shall not be prohibited from and shall have the right to represent and act for any person or entity as a lawyer or investment banker.

         13. Termination of Gibbs' Employment Agreement.  Except as set forth in
Section 12 hereof, Gibbs' Employment Agreement with C5 (previously Network Investor Communications, Inc.) shall be deemed to have terminated and of no further force or effect effective August 31, 2002.

         14. Best Efforts Regarding Certain Other Shareholders. If Peruvian LLC, Jupiter Holdings, LLC, or King's Peak Capital, LLC are requested as part of the MindArrow transaction, to execute lock-up agreements of the same duration as the executives of C5, Gibbs will use his reasonable best efforts to encourage such shareholders to execute such agreements. C5 understands that Gibbs sole obligation under this Section 15 is to use his reasonable best efforts to encourage this activity and that there is no guaranty of success in any or all of these efforts by Gibbs.

         15. Reimbursement of Legal Fees.
             ---------------------------

              (a) Upon execution of this Agreement and upon receipt by Paul Anderson of an invoice reflecting hours worked on behalf of Gibbs, C5 will promptly pay to the law firm of Berman, Gaufin, Tomsic & Savage legal fees incurred by Gibbs in connection with the preparation and negotiation of this Agreement at Dan Berman's normal hourly rate up to a cap of $15,000.

              (b) C5 shall advance as incurred, within fifteen days of receipt of any statement therefore, any and all attorneys fees, at the attorneys' normal hourly rates, as provided and limited in paragraph 15(c) below, and costs incurred by Gibbs in defending any claim or cause of action by any person or entity that relate in any way to the employment of Gibbs with C5, the business and affairs of C5 and its subsidiaries, any transaction between C5 and any other entity or person, or to the original acquisition by C5 of ePenzio, Inc.

              (c) C5 shall advance the first $200,000 in attorney fees as provided in paragraph 15(b) above and 50% of all legal fees over $200,000 as provided in paragraph 15(b) above up to a total cap on legal fees due from C5 of $350,000.

              (d) C5 shall indemnify and hold Gibbs harmless from any claim, cause of action or judgment brought against Gibbs by any C5 officer, director or employee, except for a final judgement against Gibbs for actual fraud or a scheme to defraud in violation of ss.10(b)(5) of the Securities Exchange Act of 1934 or ss.61-1-1 UCA on the part of Gibbs. If, at the conclusion of any action, there is a final judgment for actual fraud or a scheme to defraud in violation of ss.10(b)(5) of the Securities Exchange Act of 1934 or ss.61-1-1 UCA on the part of Gibbs which results in liability by Gibbs to the party bringing the action in excess of $35,000, whether through damages or equitable relief, Gibbs shall repay to C5 the amount of legal fees advanced to him pursuant to paragraph (b) above.

         16. Voluntary Agreement. This Agreement is freely entered into by the undersigned.


         17. Agreement Not an Admission. The Parties hereby acknowledge that neither this Agreement nor the settlement payment made hereunder nor the acceptance of the same may be treated as an admission of any legal responsibility, liability, wrongdoing or fault of any kind whatsoever. Such responsibility, liability, wrongdoing and fault being expressly denied.

         18. Entire Agreement. Except for certain Sections of the Employment Agreement which survive this Agreement, which Sections are identified in Section 13 hereof, this Agreement constitutes the sole and entire agreement between the Parties, and supersedes any and all understandings and agreements made prior hereto. There are no collateral understandings, representations, or agreements other than those contained herein. It is understood and agreed that the execution of this Agreement by either Gibbs or C5 is not an admission of liability, but is a severance agreement to put to rest any claim of any kind whatsoever between the Parties, which either Party may have against the other up to the date of execution of this Agreement.

         19. Jurisdiction. This Agreement shall be governed in all respects, whether as to validity, construction, capacity, performance, or otherwise, by the laws of the State of Utah, and no action involving this Agreement may be brought except in the Courts of the State of Utah or the Federal District Court for the District of Utah. If any provision of this Agreement is held to be invalid, void or unenforceable for whatever reason, the remaining provisions not so declared shall nevertheless continue in full force and effect without being impaired in any manner whatsoever.

         20. Attorneys Fees. In the event that either party hereunder institutes any legal proceedings in connection with its rights or obligations under this Agreement, the prevailing party shall be entitled to recover from the other party, all costs incurred in connection with such proceeding, including reasonable attorneys fees, and in addition shall be entitled to recover interest of 8% per annum on any amounts due and not paid on a timely basis.

         21. Breach. In addition to other remedies that may be available to either Party, each Party shall be entitled to specific performance and injunctive relief as remedies for any breach or threatened breach of this Agreement by the other Party. Each Party agrees that in the event of any breach of any provision of this Agreement, the Party who is found to have breached this Agreement will indemnify and hold harmless the other Party from and against any and all claims, demands, causes of action, obligations, damages or liabilities including costs and attorneys fees arising from or in connection with that breach.

         22. Waiver. No waiver by any Party of any breach of any term or provision of this Agreement shall be construed to be a waiver of any proceeding, concurrent or succeeding breach of the same or any other term or provision hereof. No waiver shall be binding on the part of or on behalf of any Party entering into this Agreement.

         23. Understanding. The Parties represent and agree that they have carefully read and fully understand all the provisions of this Agreement.

         24. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one agreement.

         25. Amendments and Modifications. Any amendment or modification of this Agreement must be in writing and signed by each Party.

                  THE SIGNATORIES HAVE CAREFULLY READ THIS ENTIRE AGREEMENT. THE SIGNATORIES FULLY UNDERSTAND THE FINAL AND BINDING EFFECT OF THIS AGREEMENT. THE ONLY PROMISES MADE TO ANY SIGNATORY TO SIGN THIS AGREEMENT ARE CONTAINED IN THIS AGREEMENT. THE SIGNATORIES ARE SIGNING THIS AGREEMENT VOLUNTARILY. PLEASE READ CAREFULLY: THIS SEVERANCE AGREEMENT AND GENERAL RELEASE INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

         IN WITNESS WHEREOF, this Severance Agreement and General Release is executed as of the date first above written.

CATEGORY 5 TECHNOLOGIES, INC.                             WILLIAM C. GIBBS


By ______________________________________             __________________________
   Paul Anderson, Chief Executive Officer                 William C. Gibbs

                                    EXHIBIT A
                                    ---------


                         RESIGNATION OF WILLIAM C. GIBBS


         I, William C. Gibbs, hereby resign my employment with Category 5 Technologies, Inc. ("C5"), including, without limitation, my position as Chairman of the Board of Directors, Chief Executive Officer and Director as of August 31, 2002.

         I also hereby confirm my Resignation from (a) any other capacity that I held, including any committee, as of the same date and (b) any subsidiary of C5 as a director, officer, and from any other capacity that I held as of the same date. A copy of this Resignation shall be deemed an original.


 __________________________                           Date: September 12, 2002
   William C. Gibbs

                                    EXHIBIT B
                                    ---------


                                 NON-REVOCATION
                        AS OF THE DATE SHOWN ON THIS FORM

         By signing below, I hereby verify that I have chosen not to revoke my agreement to and execution of the Severance Agreement and General Release. My signature confirms my renewed agreement to the terms of that Agreement, including the release and waiver of any and all claims relating to my employment with C5 and its successors, assigns, and affiliated entities, and/or the termination of that employment.




------------------------------                  -------------------------------
William C. Gibbs                                   (Social Security Number)




------------------------------                  --------------------------------
Signature*                                      Date*


         *Do not sign, date, or return this document until eight (8) days after you sign the Severance Agreement and General Release